As filed with the Securities and Exchange Commission on March 26, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Prosperity Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-2331986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Prosperity Bank Plaza 4295 San Felipe Houston, Texas 77027 (281) 269-7199	David Zalman Chairman of the Board and Chief Executive Officer Prosperity Bancshares, Inc. 4295 San Felipe Houston, Texas 77027 (281) 269-7199
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William T. Luedke IV

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Phone: (713) 221-1336

Facsimile: (713) 221-1212

Approximate date of commencement of proposed sale of the securities to the public: From time to time, in one or more offerings, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Debt Securities Preferred Stock, $1.00 par value Depositary Shares (4) Common Stock, $1.00 par value Warrants Units

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). Also see footnote (3) below.
(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time. Securities registered under this registration statement may be sold either separately or as units comprised of more than one type of security registered hereunder. The securities registered also include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Separate consideration may or may not be received for securities issuable on exercise, conversion, or exchange of other securities or that are issued in units.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of the entire registration fee.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Units

We may offer and sell, from time to time, senior or subordinated debt securities (in one or more series), preferred stock, depositary shares, common stock, warrants representing rights to purchase these securities and units comprised of two or more of these securities in any combination. The debt securities, preferred stock, depositary shares, warrants and units may be convertible into or exercisable or exchangeable for our common stock or other securities.

This prospectus provides you with a general description of these securities. Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each issuance of securities. These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and any related prospectus supplement or other offering material filed or provided by us carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “PB”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposit accounts or other obligations of a bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is March 26, 2012

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the securities. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, the terms “Prosperity,” “we,” “us” and “our” refer to Prosperity Bancshares, Inc.® and its consolidated subsidiaries, unless the context otherwise requires. When we refer to the “bank” in this prospectus, we are referring to Prosperity Bank®, a Texas state banking association.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, is available free of charge through our website at http://www.prosperitybanktx.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus, any prospectus supplement or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Current Reports on Form 8-K filed on January 3, January 20 (second filing only), February 24, March 7 and March 14, 2012; and

•

the description of our common stock, par value $1.00 per share, that is contained in our Registration Statements on Form 8-A dated November 10, 1998 and December 22, 2011, including any amendment or report filed with the SEC for the purpose of updating such description.

Each of these documents is available from the SEC’s web site and public reference rooms described above. Through our website, http:// www.prosperitybanktx.com, you can access electronic copies of documents we file with, and furnish to, the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning James D. Rollins III, at our principal executive office, which is:

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

Attention: James D. Rollins III

Telephone: (281) 269-7199

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future goals, plans, strategies and expectations, are generally identified by the use of the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” “plan,” “strive,” “seek,” “project,” “would,” “could,” “should,” “expect” and similar expressions. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are listed below, and additional important factors are set forth in the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus.

Forward-looking statements involve inherent risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

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changes in the strength of the United States economy in general and the strength of the local economies in which we conduct operations resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for credit losses;

•	changes in interest rates and market prices, which could reduce our net interest margins, asset valuations and expense expectations;

•	changes in the levels of loan prepayments and the resulting effects on the value of our loan portfolio;

•

changes in local economic and business conditions which adversely affect the ability of our customers to transact profitable business with us, including the ability of borrowers to repay their loans according to their terms or a change in the value of the related collateral;

•	increased competition for deposits and loans adversely affecting rates and terms;

•

the timing, impact and other uncertainties of future acquisitions, including our ability to identify suitable future acquisition candidates, the success or failure in the integration of their operations, and the ability to enter new markets successfully and capitalize on growth opportunities;

•	the possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations;

•	increased credit risk in our assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of the total loan portfolio;

•	the concentration of our loan portfolio in loans collateralized by real estate;

•	the failure of assumptions underlying the establishment of and provisions made to the allowance for credit losses;

•	changes in the availability of funds resulting in increased costs or reduced liquidity;

•	a deterioration or downgrade in the credit quality and credit agency ratings of the securities in our securities portfolio;

•	increased asset levels and changes in the composition of assets and the resulting impact on our capital levels and regulatory capital ratios;

•	our ability to acquire, operate and maintain cost effective and efficient systems without incurring unexpectedly difficult or expensive but necessary technological changes;

•	the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels;

•	government intervention in the U.S. financial system;

•

changes in statutes and government regulations or their interpretations applicable to bank holding companies and our present and future banking and other subsidiaries, including changes in tax requirements and tax rates;

•	increases in FDIC deposit insurance assessments;

•	potential risk of environmental liabilities associated with lending activities;

•	potential payment of interest on demand deposit accounts in order to effectively compete for customers;

•	acts of terrorism, an outbreak of hostilities or other international or domestic calamities, weather or other acts of God and other matters beyond our control; and

•	other risks and uncertainties listed from time to time in our reports and documents filed with the SEC.

In addition, from time to time we explore opportunities for acquisitions of and hold discussions with financial institutions and related businesses, and also regularly explore opportunities for acquisitions of liabilities and assets of financial institutions and other financial services providers. Discussions regarding potential acquisitions may be commenced at any time, and may proceed rapidly, and agreements may be concluded and announced at any time. Any potential acquisition, and any combination of potential acquisitions, may be material in size relative to our existing assets and operations. We routinely analyze our lines of business and from time to time may increase, decrease or terminate one or more activities.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking information and statements contained in this prospectus or the documents incorporated by reference into this prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. The forward-looking statements are made as of the date of this prospectus or the applicable document incorporated by reference into this prospectus, and we do not intend, and assume no obligation, other than as required by applicable law, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. All forward-looking statements contained in this prospectus or documents incorporated by reference into this prospectus are expressly qualified by these cautionary statements.

ABOUT PROSPERITY BANCSHARES, INC.®

Prosperity Bancshares, Inc.®, a Texas corporation, was formed in 1983 as a vehicle to acquire the former Allied Bank in Edna, Texas which was chartered in 1949 as The First National Bank of Edna and is now known as Prosperity Bank. We are a financial holding company and registered bank holding company that derives substantially all of our revenues and income from the operation of our bank subsidiary, Prosperity Bank®. The bank provides a broad line of financial products and services to small and medium-sized businesses and consumers. As of December 31, 2011, the bank operated one hundred and seventy-five (175) full-service banking locations; with sixty (60) in the Houston area, twenty (20) in the South Texas area including Corpus Christi and Victoria, thirty-three (33) in the Central Texas area including Austin and San Antonio, ten (10) in the Bryan/College Station area, twenty-one (21) in East Texas and thirty-one (31) in the Dallas/Fort Worth, Texas area. Our headquarters are located at Prosperity Bank Plaza, 4295 San Felipe in Houston, Texas and our telephone number is (281) 269-7199. Our website address is www.prosperitybanktx.com.

Our market consists of the communities served by our banking centers. The diverse nature of the economies in each local market served by us provides us with a varied customer base and allows us to spread our lending risk throughout a number of different industries including professional service firms and their principals, manufacturing, tourism, recreation, petrochemicals, farming and ranching. Our market areas outside of Houston, Dallas, Corpus Christi and Austin are dominated by either small community banks or branches of large regional banks. Management believes that we, as one of the few mid-sized financial institutions that combines responsive community banking with the sophistication of a regional bank holding company, have a competitive advantage in our market areas and excellent growth opportunities through acquisitions, including acquisitions of failed financial institutions, new banking center locations and additional business development.

Operating under a community banking philosophy, we seek to develop broad customer relationships based on service and convenience while maintaining our conservative approach to lending and sound asset quality. We have grown through a combination of internal growth, the acquisition of community banks and branches of banks and the opening of new banking centers. Utilizing a low cost of funds and employing stringent cost controls, we have been profitable in every full year of our existence, including the period of adverse economic conditions in Texas in the late 1980s and more recently in 2009 and 2010.

RISK FACTORS

Investing in our securities involves significant risks. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Please see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2011, as updated by our future filings with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

REGULATION AND SUPERVISION

We are a financial holding company pursuant to the Gramm-Leach-Bliley Act and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (“BHCA”). Accordingly, we are subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”). The Gramm-Leach-Bliley Act, the BHCA and other federal laws subject financial and bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

As a company with securities registered under the Securities Act and the Exchange Act and listed on the New York Stock Exchange, we are also subject to the Sarbanes-Oxley Act of 2002 and regulation by the SEC and the New York Stock Exchange.

Our banking subsidiary, Prosperity Bank®, is a Texas-chartered banking association, the deposits of which are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”). The bank is not a member of the Federal Reserve System; therefore, the bank is subject to supervision and regulation by the FDIC and the Texas Department of Banking. Such supervision and regulation subject the bank to special restrictions, requirements, potential enforcement actions and periodic examination by the FDIC and the Texas Department of Banking. Because the Federal Reserve Board regulates us, as the bank holding company parent of the bank, the Federal Reserve Board also has supervisory authority which indirectly affects the bank.

Dividends paid by the bank have provided a substantial part of our operating funds and for the foreseeable future it is anticipated that dividends paid by the bank to us will continue to be our principal source of operating funds. Capital adequacy requirements serve to limit the amount of dividends that may be paid to us by the bank. Under federal law, the bank cannot pay a dividend if, after paying the dividend, the bank will be “undercapitalized.” The FDIC may declare a dividend payment to be unsafe and unsound even though the bank would continue to meet its capital requirements after the dividend.

Because we are a legal entity separate and distinct from our subsidiaries, our right to participate in the distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository institution holding company (such as us) or any shareholder or creditor thereof.

Changes to laws and regulations can affect the operating environment of us and the bank in substantial and unpredictable ways. We cannot determine whether any changes in laws or regulations will occur, and if those changes occur, the ultimate effect that any such changes would have upon our financial condition or results of operations or those of the bank. A change in statutes, regulations or regulatory policies applicable to us or any of our subsidiaries could have a material effect on the financial condition, results of operations or business of us and our subsidiaries.

For a discussion of the material elements of the regulatory framework applicable to financial holding companies and bank holding companies, their subsidiaries and Texas-chartered banking associations, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2011, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors, the Deposit Insurance Fund and the banking system as a whole, and not for the protection of security holders. The banking agencies have broad enforcement power over financial holding companies, bank holding companies and banks, including the power to impose substantial fines and other penalties for violations of laws and regulations.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Years Ended December 31,
	2011	2010	2009	2008	2007
Consolidated ratio of earnings to fixed charges:
Excluding interest on deposits	36.69x	29.91x	21.15x	10.01x	7.69x
Including interest on deposits	5.55x	3.81x	2.62x	2.04x	1.89x

These ratios pertain to us and our subsidiaries. Under Commission regulations and for purposes of calculating the consolidated ratio of earnings to fixed charges, “earnings” consist primarily of income from continuing operations before income taxes and fixed charges and “fixed charges” include interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the interest component of rental expense. As of the date of this prospectus, we had no shares of preferred stock outstanding and did not pay dividends on preferred stock in any of the periods presented.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include augmenting the capital of the bank for use in our community banking and commercial lending operations, repurchasing our outstanding common stock, financing possible acquisitions of other financial institutions or their branches, or other businesses that are related to banking or diversification into other banking-related businesses, extending credit to, or funding investments in, the bank and repaying, reducing or refinancing our indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the funding requirements of the bank, the availability of other funds and other factors. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund the bank, to finance acquisitions or otherwise.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer and sell from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior or subordinated, and which may be convertible into or exchangeable for other securities;

•	shares of preferred stock;

•	depositary shares in respect of our preferred stock;

•	shares of common stock;

•	warrants, which may be exercisable for debt securities, preferred stock, depositary shares or common stock; and

•	units, which may consist of any combination of debt securities, preferred stock, depositary shares or common stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus, will be described in a prospectus supplement and other offering material. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to any prospectus supplement. Please read “Where You Can Find More Information” and “Incorporation by Reference” to find out how you can obtain a copy of those documents.

The terms of the offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct unsecured general obligations; and

•	either senior debt securities or subordinated debt securities.

Senior debt securities will be issued under an indenture, which we refer to in this prospectus as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, which we refer to in this prospectus the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called in this prospectus the “indentures,” and the senior debt securities and the subordinated debt securities are called in this prospectus “debt securities.”

We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, the provisions in the indentures. In the description below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Since we are a financial holding company with no significant assets other than the bank, we depend upon dividends from the bank for all of our revenues. Accordingly, our ability to service our debt, including the debt securities, is dependent upon the results of operations of the bank and our receipt of dividends or other capital distributions from the bank. Various statutory and regulatory restrictions, however, directly or indirectly limit the amount of dividends the bank can pay. See “Regulation and Supervision.” Because the debt securities will be our exclusive obligations and neither indenture requires our subsidiaries to guarantee the debt securities, the holders of debt securities will effectively have a junior position to claims of the creditors and preferred shareholders of our subsidiaries.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among others, some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the date or dates on which the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates, or methods of calculating the rate or rates, at which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

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the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the Events of Default (as defined below) or covenants;

•	any changes to the terms and conditions upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any trustee, or paying agent or security registrar, if other than the trustee; and

•	any other terms of the debt securities. (Section 301)

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including the senior debt securities and other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture.)

Subordinated Debt Securities Intended to Qualify as Tier 2 Capital

Unless otherwise stated in the applicable prospectus supplement, we currently intend that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve Board for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;

•	have a minimum average maturity of five years;

•	be subordinated in right of payment;

•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and

•

not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets in accordance with the abovementioned terms and conditions, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 801 and 802)

Events of Default and Remedies

In the indentures, “Default” with respect to any series of debt securities means any event which is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, “Event of Default” with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•

subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant a default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture. (Section 501)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of such series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

Holders of a series of debt securities may not enforce the indenture or a series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 512) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act;”

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities. (Section 901)

Discharging Our Obligations

We may choose to discharge our obligations on the debt securities of any series within one year of the stated maturity of such securities or within one year of the date such securities is called for redemption under arrangements satisfactory to the trustee by depositing with the trustee sufficient cash to pay the principal, interest, any premium and any other sums payable with respect to such securities and meeting certain other conditions. We may also choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We will be deemed to have paid and discharged the entire indebtedness on the securities of a series on the 91st day after we deposit with the trustee sufficient cash or government securities, as applicable, to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series and meet certain other conditions. If we choose the legal defeasance option, the holders of the debt securities of the series so defeased will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Sections 1302 and 1303)

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an Internal Revenue Service letter ruling or change in federal tax law. Additionally, we may not have a default on the debt securities discharged on the date of deposit, the discharge may not violate any of our agreements, and the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Concerning the Indenture Trustee

Wilmington Trust Company will initially act as trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

Governing Law

The indentures are and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)

Form, Denominations and Registration; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section  305) See “Book-Entry Securities.”

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete and are qualified in their entirety by reference to our amended and restated articles of incorporation, as amended, which we refer to in this prospectus as our “Articles of Incorporation,” and the statement of designations with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our Articles of Incorporation authorize the issuance of up to 20,000,000 shares of preferred stock, $1.00 par value per share, in one or more series, without shareholder action. As of the date of this prospectus, no shares of preferred stock were issued and outstanding. Except as limited by our Articles of Incorporation or applicable law, our board of directors (or a duly authorized committee thereof) can fix the designations, powers, preferences and rights of each series. Therefore, without shareholder approval (except as may be required by the rules of the New York Stock Exchange or any other exchange or market on which our securities may then be listed or quoted), our board of directors (or a duly authorized committee thereof) can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculating the dividend rate, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to the particular series of preferred stock, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

We may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank

Any series of preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (which we refer to in this prospectus as the “junior securities”);

•

equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (which we refer to in this prospectus as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books, or the books of our transfer agent and registrar on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board. Additionally, we are restricted from paying any dividends on our preferred stock if required payments on our junior subordinated debentures are not made or deferred. As of December 31, 2011, we had $85.1 million outstanding in junior subordinated debentures issued by us in exchange for funds received from the sale of trust preferred securities by our unconsolidated subsidiary trusts.

Since we are a holding company with no significant assets other than the bank, we depend upon dividends from the bank for all of our revenues. Accordingly, our ability to pay dividends is dependent upon the results of operations of the bank and our receipt of dividends or other capital distributions from the bank. Various statutory and regulatory restrictions, however, directly or indirectly limit the amount of dividends the bank can pay. See “Regulation and Supervision.”

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our shareholders to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of preferred stock may be redeemable, in whole or in part. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement relating to that series of preferred stock.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any parity stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all parity stock is redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring shares of any such series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all parity stock outstanding.

Voting Rights

Unless otherwise provided in the statement of designations related to the series of preferred stock, holders of such series of preferred stock will have no voting rights except as otherwise required by law or the rules of any securities exchange on which such series of preferred stock may be listed. The voting rights of a particular series of preferred stock will be described in the related prospectus supplement. If the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and will be subject to certain restrictions on ownership. See “Description of Common Stock – Restrictions on Ownership.”

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement and other offering material relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement and other offering material.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to such holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (1) all outstanding depositary shares issued under the agreement have been redeemed or (2) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the related preferred stock. The depositary will not be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless the holders provide it with satisfactory indemnity. The depositary may rely upon written advice of counsel or accountants, upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and upon documents it believes to be genuine.

DESCRIPTION OF COMMON STOCK

General

We are incorporated under the Texas Business Organizations Code, or “TBOC,” and are authorized to issue 200,000,000 shares of common stock, $1.00 par value per share, of which 47,233,431 shares were issued and outstanding as of February 29, 2012. Additionally, we maintain an equity based incentive compensation program for our executive officers and other key employees in order to attract and retain key employees and enable those persons to participate in our long-term success. Historically, stock options and restricted stock have been our primary form of long-term incentive compensation. As of February 29, 2012, there were options outstanding to purchase 512,944 shares of our common stock and 548,708 shares available for future grants under our stock incentive plans.

Our board of directors (or a duly authorized committee thereof) may at any time, without additional approval of the holders of common stock (except as may be required by the rules of the New York Stock Exchange or any other exchange or market on which our securities may then be listed or quoted), issue additional authorized shares of common stock.

Upon our receipt of the full specified purchase price, the common stock will, when issued, be fully paid and nonassessable.

The summary of the terms of our common stock described below is qualified in its entirety by reference to our Articles of Incorporation and our amended and restated bylaws, which we refer to in this prospectus as our “Bylaws,” both of which are on file with the SEC.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote at a meeting of our shareholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by us before such securities are offered to others. The absence of preemptive rights increases our flexibility to issue additional shares of common stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as and if declared by our board of directors from assets legally available therefor, after payment of all dividends on outstanding preferred stock, if any. See “Description of Preferred Stock – Dividends.” Under the TBOC, dividends may not be paid if, after the payment, our total assets are less than the sum of our total liabilities and stated capital, or if we would be unable to pay our debts as they become due in the usual course of business. While we have paid dividends on our common stock since 1994, there is no assurance that we will pay dividends in the future.

Additionally, our ability to pay dividends on our common stock is subject to certain regulatory restrictions and we are restricted from paying any dividends on our common stock if required payments on our junior subordinated debentures are not made or deferred. See “Regulation and Supervision” and “Description of Preferred Stock – Dividends.”

Liquidation

Upon our liquidation, dissolution or winding up, holders of common stock are entitled to receive their pro rata portion of our remaining assets after the holders of our preferred stock, if any, have been paid in full any sums to which they may be entitled.

Provisions Delaying or Preventing a Change in Control

Our Articles of Incorporation and Bylaws contain various provisions which may delay, discourage or prevent an attempted acquisition or change of control of us. These provisions include:

•	a board of directors classified into three classes of directors with the directors of each class having staggered three-year terms;

•

a provision that any special meeting of our shareholders may be called only by the chairman of the board and chief executive officer, the president, a majority of the board of directors or the holders of at least 50% of our shares entitled to vote at the meeting;

•

a provision establishing certain advance notice procedures for nomination of candidates for election as directors and for shareholder proposals to be considered at an annual or special meeting of shareholders; and

•	a provision that denies shareholders the right to amend the Bylaws.

Our Articles of Incorporation provide for noncumulative voting for directors and authorize our board of directors to issue shares of our preferred stock without shareholder approval and upon such terms as our board of directors may determine. The issuance of our preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in us. In addition, certain provisions of Texas law, including a provision which restricts certain business combinations between a Texas corporation and certain affiliated shareholders, may delay, discourage or prevent an attempted acquisition or change in control of us.

Restrictions on Ownership

Under the Change in Bank Control Act of 1978, as amended, no individual or group acting in concert may acquire “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board the acquisition of 10% or more of a class of voting stock would, under the circumstances set forth in the presumption, constitute acquisition of control. Under the Change in Bank Control Act of 1978, as amended, the Federal Reserve Board has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the antitrust effects of the acquisition.

Additionally, under guidelines adopted by the Federal Reserve Board, no entity may own, control or have the power to vote more than 14.9% of our outstanding common stock without the approval of the Federal Reserve Board and no entity may own, control or have the power to vote between 10.0% and 14.9% of our outstanding common without limited Federal Reserve Board approval.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We will file the forms of warrant agreements and the certificates representing the warrants as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed incorporated by reference in this prospectus. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•

in the case of warrants for common stock, the total number of shares that can be purchased if a holder of the warrants exercises them, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased if a holder of the warrants exercises them or that are underlying the depositary shares that can be purchased if a holder of the warrants exercises them, and in the case of warrants for debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder of the warrants exercises them;

•

the designation and terms of any series of debt securities, preferred stock or depositary shares with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock or depositary share;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

in the case of warrants for preferred stock, depositary shares or common stock, the price at which the preferred stock, depositary shares or common stock may be purchased if a holder of the warrants exercises them, and in the case of warrants for debt securities, the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased if a holder of the warrants exercises them;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	any material United States federal income tax consequences relevant to the warrants; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•

if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving us; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock become entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of the units. The prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, we will issue to investors securities, other than our common stock, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co., also referred to as Cede. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Exchange Act.

DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•

facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

•

we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

•	in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•

DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of us, the trustee, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser, including our affiliates; or

•	through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters in connection with sales of the securities. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities of a series if they purchase any of such securities.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such securities.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Our securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date.

Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of the use by us of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Other than our common stock, and unless otherwise specified in the applicable prospectus supplement, each class or series of securities offered by this prospectus and the applicable prospectus supplement will be a new issue of securities with no established trading market. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

VALIDITY OF THE SECURITIES

The validity of the securities offered under this prospectus will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Prosperity Bancshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Prosperity Bancshares, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Units

PROSPECTUS

March 26, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee		*
Printing expenses	†
Legal fees and expenses	†
Accounting fees and expenses	†
Miscellaneous	†
Total	†

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.
†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Prosperity Bancshares, Inc. (the “Registrant”) require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by Texas law. Generally, Chapter 8 of the Texas Business Organizations Code (“TBOC”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

The Registrant’s Amended and Restated Articles of Incorporation provide that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director’s capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of the director is expressly provided by statute.

The Registrant’s Amended and Restated Articles of Incorporation permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or who is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person, whether or not the Registrant would have the power to indemnify such person against that liability.

The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Registrant were previously filed with the Securities and Exchange Commission and are incorporated by reference into the registration statement.

ITEM 16.	Exhibits.

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Prosperity’s Registration Statement on Form S-1 (Registration No. 333-63267)).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to Prosperity’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

3.3	Amended and Restated Bylaws of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Prosperity’s Current Report on Form 8-K filed October 19, 2007).

4.1	Form of Indenture for Senior Debt Securities (including form of Note for Senior Debt Securities) (incorporated herein by reference to Exhibit 4.1 to Prosperity’s Registration Statement on Form S-3 (Registration No. 333-158267)).

4.2	Form of Indenture for Subordinated Debt Securities (including form of Note for Subordinated Debt Securities) (incorporated herein by reference to Exhibit 4.2 to Prosperity’s Registration Statement on Form S-3 (Registration No. 333-158267).

4.3**	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.

4.4	Form of certificate representing shares of Prosperity Bancshares, Inc. common stock (incorporated herein by reference to Exhibit 4 to Prosperity’s Registration Statement on Form S-1 (Registration No. 333-63267)).

4.5**	Form of Preferred Stock Certificate.

4.6**	Form of Statement of Designations for series of Preferred Stock.

4.7**	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units.

4.8**	Form of Unit Agreement.

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges.

23.1*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on the signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Senior Debt Securities.

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Subordinated Debt Securities.

*	Filed herewith
**	To be subsequently filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)	The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 26, 2012.

PROSPERITY BANCSHARES, INC.

By:	/s/ DAVID ZALMAN
Name:	David Zalman
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Zalman and James D. Rollins III and each of them to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID ZALMAN	Chairman of the Board and Chief Executive Officer (principal executive officer); Director	March 26, 2012
David Zalman

/s/ DAVID HOLLAWAY, CPA	Chief Financial Officer (principal financial officer and principal accounting officer)	March 26, 2012
David Hollaway, CPA

/s/ JAMES A. BOULIGNY	Director	March 26, 2012
James A. Bouligny

/s/ WILLIAM H. FAGAN, M.D.	Director	March 26, 2012
William H. Fagan, M.D.

/s/ LEAH HENDERSON	Director	March 26, 2012
Leah Henderson

/s/ NED S. HOLMES	Director	March 26, 2012
Ned S. Holmes

/s/ PERRY MUELLER, JR., D.D.S.	Director	March 26, 2012
Perry Mueller, Jr., D.D.S.

/s/ JAMES D. ROLLINS III	Director	March 26, 2012
James D. Rollins III

/s/ HARRISON STAFFORD II	Director	March 26, 2012
Harrison Stafford II

/s/ ROBERT STEELHAMMER	Director
Robert Steelhammer		March 26, 2012

/s/ H.E. TIMANUS, JR.	Director
H.E. Timanus, Jr.		March 26, 2012

/s/ ERVAN E. ZOUZALIK	Director
Ervan E. Zouzalik		March 26, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Prosperity’s Registration Statement on Form S-1 (Registration No. 333-63267)).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to Prosperity’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006).

3.3	Amended and Restated Bylaws of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to Prosperity’s Current Report on Form 8-K filed October 19, 2007).

4.1	Form of Indenture for Senior Debt Securities (including form of Note for Senior Debt Securities) (incorporated herein by reference to Exhibit 4.1 to Prosperity’s Registration Statement on Form S-3 (Registration No. 333-158267)).

4.2	Form of Indenture for Subordinated Debt Securities (including form of Note for Subordinated Debt Securities) (incorporated herein by reference to Exhibit 4.2 to Prosperity’s Registration Statement on Form S-3 (Registration No. 333-158267).

4.3**	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.

4.4	Form of certificate representing shares of Prosperity Bancshares, Inc. common stock (incorporated herein by reference to Exhibit 4 to Prosperity’s Registration Statement on Form S-1 (Registration No. 333-63267)).

4.5**	Form of Preferred Stock Certificate.

4.6**	Form of Statement of Designations for series of Preferred Stock.

4.7**	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Units.

4.8**	Form of Unit Agreement.

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges.

23.1*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on the signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Senior Debt Securities.

25.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, as Trustee under the Indenture for Subordinated Debt Securities.

*	Filed herewith
**	To be subsequently filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated herein by reference.